Exhibit 99.1

Heron Therapeutics Announces Q3 2025 Financial Results and Highlights Commercial Progress

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Generated Q3 2025 Net Revenue of $38.2 million and year-to-date revenue of $114.3 million; reaffirmed 2025 Net Revenue Guidance of $153 million - $163 million and adjusted EBITDA of $9.0 - $13.0 million
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ZYNRELEF® Net Revenue grew 49% in Q3 2025, as compared to Q3 2024, continuing momentum with the launch of the Vial Access Needle (VAN) and enhanced incentive program with key distributors
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APONVIE® Net Revenue grew 173% in Q3 2025, as compared to Q3 2024, supported by increased adoption and momentum building with the newly launched dedicated sales team in Q3 2025

CARY, N.C., November 4, 2025 (GLOBE NEWSWIRE) -- Heron Therapeutics, Inc. (Nasdaq: HRTX) (“Heron” or the “Company”), a commercial-stage biotechnology company, today announced financial results for the three and nine months ended September 30, 2025 and recent corporate updates.

“There were a number of new initiatives launched in the third quarter, and we’re encouraged by the early signs that they’re positively impacting our commercial execution and driving increased demand for our products,” said Craig Collard, Chief Executive Officer of Heron.

Financial Guidance for 2025

2025 Full-Year Guidance for Net Revenue and Adjusted EBITDA (in millions)
Item	Original	Q1 Updated Guidance	Q2 Updated Guidance	Q3 Reiterated Guidance
Net Revenue	$153.0 to $163.0
Adjusted EBITDA	$0 - $8.0	$4.0 - $12.0	$9.0 - $13.0	$9.0 - $13.0

Business Highlights

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Heron’s Acute Care franchise delivered revenue growth of 67.2% year-over-year in Q3 2025 and 69.2% year-over-year for the first nine months of 2025, reflecting continued commercial acceleration.

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ZYNRELEF Updates:

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ZYNRELEF Net Revenue increased $3.1 million or 49% in the three months ended September 30, 2025, compared to the same period in 2024, and increased $8.5 million or 49% in the nine months ended September 30, 2025 compared to the same period in 2024.

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Commercial initiatives include launch of a reorganized, dedicated ZYNRELEF sales team in Q3 2025, and enhanced distributor incentives in select accounts – including both formulary and high potential non formulary accounts – to drive growth and accelerate adoption.

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Following a phased roll-out, transition to the VAN is complete, and every unit of ZYNRELEF now includes this enhanced device - optimizing product preparation, handling and operating field sterility with ZYNRELEF in hospitals and ambulatory surgical centers across U.S.

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The permanent, product specific J-code for ZYNRELEF, granted by the Centers for Medicare and Medicaid Services, went live effective October 1, 2025 – streamlining reimbursement and improving billing clarity across payer types and settings of care.

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The ZYNRELEF Prefilled Syringe program is progressing. Stability for this proposed market presentation has commenced and, if successful, approval is anticipated in 2027.

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APONVIE Updates:

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APONVIE Net Revenue increased $1.9 million or 173% in the three months ended September 30, 2025, compared to the same period in 2024, and increased $5.2 million or 200% in the nine months ended September 30, 2025 compared to the same period in 2024.

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We enter Q4 2025 with a seasoned and fully trained APONVIE team leveraging the full range of Heron’s resources to drive adoption within the many health systems and accounts achieved since launch.

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Oncology Updates:

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CINVANTI unit demand and Net Revenue increased 6% in Q3 as compared to Q3 2024, continuing to hold consistent revenue year-over-year.

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Cash, cash equivalents, and short-term investments were $55.5 million as of September 30, 2025.

Net Revenue Performance - Three Months Ended September 30 (in thousands)
	2025	2024	Dollar Change	Percentage Change

Acute Care	$ 12,347	$ 7,385	$ 4,962	67.2%
APONVIE	$ 3,034	$ 1,140	$ 1,894	166.1%
ZYNRELEF	$ 9,313	$ 6,245	$ 3,068	49.1%

Oncology	$ 25,866	$ 25,425	$ 441	1.7%
CINVANTI	$ 23,955	$ 22,662	$ 1,293	5.7%
SUSTOL	$ 1,911	$ 2,763	$ (852)	(30.8%)

Total Net Revenue	$ 38,213	$ 32,810	$ 5,403	16.5%

Net Revenue Performance - Nine Months Ended September 30 (in thousands)
	2025	2024	Dollar Change	Percentage Change

Acute Care	$ 33,300	$ 19,676	$ 13,624	69.2%
APONVIE	$ 7,758	$ 2,587	$ 5,171	199.9%
ZYNRELEF	$ 25,542	$ 17,089	$ 8,453	49.5%

Oncology	$ 81,016	$ 83,828	$ (2,812)	(3.4%)
CINVANTI	$ 73,841	$ 73,205	$ 636	0.9%
SUSTOL	$ 7,175	$ 10,623	$ (3,448)	(32.5%)

Total Net Revenue	$ 114,316	$ 103,504	$ 10,812	10.4%

Conference Call and Webcast

Heron will host a conference call and live webcast on Tuesday, November 4, 2025, at 8:30 a.m. ET. The conference call can be accessed by phone by utilizing the following registration link which will provide participants with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. The conference call will also be available via webcast under the Investor Relations section of Heron's website at www.herontx.com. The investor presentation to be used for the conference call and webcast can be accessed from Heron’s website prior to the conference call and webcast. An archive of the teleconference, webcast, and investor presentation will also be made available on Heron's website for sixty days following the call.

About ZYNRELEF® for Postoperative Pain

ZYNRELEF is the first and only extended-release dual-acting local anesthetic that delivers a fixed-dose combination of the local anesthetic bupivacaine and a low dose of nonsteroidal anti-inflammatory drug meloxicam. ZYNRELEF is the first and only extended-release local anesthetic to demonstrate in Phase 3 studies significantly reduced pain and significantly increased proportion of patients requiring no opioids through the first 72 hours following surgery compared to bupivacaine solution, the current standard-of-care local anesthetic for postoperative pain control. ZYNRELEF was initially approved by the FDA in May 2021 for use in adults for soft tissue or periarticular instillation to produce postsurgical analgesia for up to 72 hours after bunionectomy, open inguinal herniorrhaphy and total knee arthroplasty. In December 2021, the FDA approved an expansion of ZYNRELEF's indication to include foot and ankle, small-to-medium open abdominal, and lower extremity total joint arthroplasty surgical procedures. On January 23, 2024, the FDA approved ZYNRELEF for soft tissue and orthopedic surgical procedures including foot and ankle, and other procedures in which direct exposure to articular cartilage is avoided. Safety and efficacy have not been established in highly vascular surgeries, such as intrathoracic, large multilevel spinal, and head and neck procedures.

Please see full prescribing information, including Boxed Warning, at www.ZYNRELEF.com.

About APONVIE® for Prevention of Postoperative Nausea and Vomiting (“PONV”) Prevention

APONVIE is a substance P/neurokinin 1 (NK1) Receptor Antagonist (RA), indicated for the prevention of post operative nausea and vomiting (PONV) in adults. Delivered via a 30-second IV push, APONVIE 32 mg was demonstrated to be bioequivalent to oral aprepitant 40 mg with rapid achievement of therapeutic drug levels. APONVIE is the same formulation as Heron's approved drug product CINVANTI. APONVIE is supplied in a single-dose vial that delivers the full 32 mg dose for PONV. APONVIE was approved by the FDA in September 2022 and became commercially available in the U.S. on March 6, 2023.

Please see full prescribing information at www.APONVIE.com.

About CINVANTI® for Chemotherapy Induced Nausea and Vomiting (CINV) Prevention

CINVANTI, in combination with other antiemetic agents, is indicated in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of highly emetogenic cancer chemotherapy (HEC) including high-dose cisplatin as a single-dose regimen, delayed nausea and vomiting associated with initial and repeat courses of moderately emetogenic cancer chemotherapy (MEC) as a single-dose regimen, and nausea and vomiting associated with initial and repeat courses of MEC as a 3-day regimen. CINVANTI is an IV formulation of aprepitant, an NK1 RA. CINVANTI is the first IV formulation to directly deliver aprepitant, the active ingredient in EMEND® capsules. Aprepitant (including its prodrug, fosaprepitant) is a single-agent NK1 RA to significantly reduce nausea and vomiting in both the acute phase (0–24 hours after chemotherapy) and the delayed phase (24–120 hours after chemotherapy). The FDA-approved dosing administration included in the U.S. prescribing information for CINVANTI include 100 mg or 130 mg administered as a 30-minute IV infusion or a 2-minute IV injection.

Please see full prescribing information at www.CINVANTI.com.

About SUSTOL® for CINV Prevention

SUSTOL is indicated in combination with other antiemetics in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of moderately emetogenic chemotherapy (MEC) or anthracycline and cyclophosphamide (AC) combination chemotherapy regimens. SUSTOL is an extended-release, injectable 5-hydroxytryptamine type 3 RA that utilizes Heron's Biochronomer® drug delivery technology to maintain therapeutic levels of granisetron for ≥5 days. The SUSTOL global Phase 3 development program was comprised of two, large, guideline-based clinical studies that evaluated SUSTOL's efficacy and safety in more than 2,000 patients with cancer. SUSTOL's efficacy in preventing nausea and vomiting was evaluated in both the acute phase (0–24 hours after chemotherapy) and delayed phase (24–120 hours after chemotherapy).

Please see full prescribing information at www.SUSTOL.com.

About Heron Therapeutics, Inc.

Heron Therapeutics, Inc. is a commercial-stage biotechnology company focused on improving the lives of patients by developing and commercializing therapeutic innovations that improve medical care. Our advanced science, patented technologies, and innovative approach to drug discovery and development have allowed us to create and commercialize a portfolio of products that aim to advance the standard-of-care for acute care and oncology patients. For more information, visit www.herontx.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we have included information about certain non-GAAP financial measures. We believe the presentation of these non-GAAP financial measures, when viewed with our results under GAAP, provide analysts, investors, lenders, and other third parties with insights into how we evaluate normal operational activities, including our ability to generate cash from operations, on a comparable year-over-year basis and manage our budgeting and forecasting.

In our quarterly and annual reports, earnings press releases and conference calls, we may discuss the following financial measures that are not calculated in accordance with GAAP, to supplement our consolidated financial statements presented on a GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but that we do not believe are indicative of ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

There are several limitations related to the use of adjusted EBITDA rather than net income or loss, which is the nearest GAAP equivalent, such as: adjusted EBITDA excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA; we exclude stock-based compensation expense from adjusted EBITDA although: (i) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; and (ii) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position; adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes; and adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments.

For a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the table titled “U.S. GAAP to Non-GAAP Reconciliation” below.

Forward-looking Statements

This news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. All statements contained in this news release other than statements of historical facts, including statements regarding our future results of operations and financial position, business and commercialization strategy as well as plans and objectives of management for future operations, are forward-looking statements. Heron cautions readers that forward-looking statements are based on management's expectations and assumptions as of the date of this news release and are subject to certain risks and uncertainties that could cause actual results to differ materially. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding the potential market opportunities for ZYNRELEF, APONVIE, CINVANTI and SUSTOL; revenue, adjusted EBITDA and other financial guidance provided by the Company; interim financial data or prescription data, which may not necessarily be indicative of quarterly or annual results; the potential additional market opportunity for the expanded U.S. label for ZYNRELEF or inclusion of ZYNRELEF under the OPPS and the ASC payment system or launch of the ZYNRELEF VAN; our ability to establish and maintain successful commercial arrangements like our co-promotion agreement with Crosslink Network, LLC; the outcome of the Company's pending patent litigations, including potential appeals of any verdicts and the settlement described herein; whether the Company is required to write-off any additional inventory in the future; the expected future balances of Heron's cash, cash equivalents and short-term investments; the expected duration over which Heron's cash, cash equivalents and short-term investments balances will fund its operations and the risk that future equity financings may be needed; the terms and conditions, completion of the refinancing transactions, and the anticipated proceeds and use of proceeds of the refinancing transactions; any inability or delay in achieving profitability, including as a result of regulatory developments and policy changes in the U.S. and other jurisdictions. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption "Risk Factors." Forward-looking statements reflect our analysis only on their stated date, and Heron takes no obligation to update or revise these statements except as may be required by law.

Heron Therapeutics, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Net product sales	$38,213	$32,810	$114,316	$103,504
Cost of product sales	11,914	9,458	30,228	28,420
Gross profit	26,299	23,352	84,088	75,084
Operating expenses:
Research and development	3,470	4,465	8,683	13,505
General and administrative	13,980	12,373	41,153	41,252
Sales and marketing	12,942	10,972	36,828	36,028
Total operating expenses	30,392	27,810	86,664	90,785
Loss from operations	(4,093)	(4,458)	(2,576)	(15,701)
Loss on debt extinguishment	(11,339)	-	(11,339)	-
Other expense, net	(2,063)	(390)	(3,326)	(1,542)
Net loss	(17,495)	(4,848)	(17,241)	(17,243)
Other comprehensive loss:
Unrealized gain (loss) on short-term investments	1	48	(13)	27
Comprehensive loss	$(17,494)	$(4,800)	$(17,254)	$(17,216)
Basic and diluted net loss per share	$(0.10)	$(0.03)	$(0.11)	$(0.11)
Weighted average common shares outstanding, basic and diluted	170,348	152,830	159,524	152,213

Heron Therapeutics, Inc.

Consolidated Balance Sheets

(in thousands)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$43,068	$25,802
Short-term investments	12,419	33,481
Accounts receivable, net	81,047	78,881
Inventory, net	70,025	53,160
Prepaid expenses and other current assets	22,841	17,690
Total current assets	229,400	209,014
Property and equipment, net	12,960	14,863
Right-of-use lease assets	708	2,787
Other assets	5,882	6,483
Total assets	$248,950	$233,147
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$12,017	$11,709
Accrued clinical and manufacturing liabilities	19,663	25,402
Accrued payroll and employee liabilities	8,748	9,554
Other accrued liabilities	48,500	41,755
Current lease liabilities	780	3,037
Total current liabilities	89,708	91,457
Non-current notes payable, net	107,487	25,026
Non-current convertible notes payable, net	32,176	149,700
Other non-current liabilities	4,694	615
Total liabilities	234,065	266,798
Stockholders' equity (deficit):
Common stock	1,833	1,521
Series A convertible preferred stock	7,862	-
Additional paid-in capital	1,942,025	1,884,409
Accumulated other comprehensive loss	-	13
Accumulated deficit	(1,936,835)	(1,919,594)
Total stockholders' equity (deficit)	14,885	(33,651)
Total liabilities and stockholders' equity (deficit)	$248,950	$233,147

Heron Therapeutics, Inc.

U.S. GAAP to Non-GAAP Reconciliation

Adjusted EBITDA

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$ (17,495)	$ (4,848)	$ (17,241)	$ (17,243)
Other expense, net	13,402	390	14,665	1,542
Inventory reserve and write-offs	2,169	800	2,169	2,421
Depreciation	614	581	1,777	1,911
Stock-based compensation	2,852	2,722	8,160	10,667
Adjusted EBITDA	$ 1,542	$ (355)	$ 9,530	$ (702)

Investor Relations and Media Contact:

Ira Duarte
Executive Vice President, Chief Financial Officer
Heron Therapeutics, Inc.

iduarte@herontx.com

858-251-4400